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                                                                   Exhibit (a)23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 27, 1998 except for Note 1, as to which the date is August 14, 1998, on our audits of the statutory-basis financial statements of MONY Life Insurance Company of America.



     We also consent to the references to our Firm under the captions "Selected Statutory-Basis Financial Information" and "Statutory-Basis Financial Statements" in the Prospectus.



                                          PricewaterhouseCoopers LLP



New York, New York


November 4, 1998